Exhibit 10.9

Execution Version

THIS NOTE IS SUBJECT TO THE SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF JULY 20, 2016, AMONG THE MAKER OF THIS NOTE, ALCENTRA CAPITAL CORPORATION, AS SUBORDINATE AGENT AND FIFTH THIRD BANK, AS SENIOR AGENT, UNDER WHICH THIS NOTE AND THE MAKER’S OBLIGATIONS HEREUNDER ARE SUBORDINATED IN THE MANNER SET FORTH THEREIN TO THE PRIOR PAYMENT OF CERTAIN INDEBTEDNESS AND OBLIGATIONS TO THE HOLDERS OF SENIOR FACILITY DEBT AS DEFINED IN THE SUBORDINATION AND INTERCREDITOR AGREEMENT.

Note

$13,000,000.00	July 20, 2016

For Value Received, the undersigned, Limbach Facility Services LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to Alcentra Capital Corporation (the “Lender”) or its registered assigns at the principal office of the Lender (or such other location as the Lender may designate to the Borrower), in immediately available funds, the principal sum of THIRTEEN MILLION DOLLARS ($13,000,000.00) or, if less, the aggregate unpaid principal amount of the Loan made or maintained by the Lender to the Borrower pursuant to the Loan Agreement (as defined below), together with interest on the principal amount of such Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Loan Agreement.

This Note (this “Note”) is one of the Notes referred to in the Loan Agreement dated as of July 20, 2016, among the Borrower, Limbach Holdings LLC, a Delaware limited liability company (the “Parent”), the other Guarantors party thereto, the Lenders party thereto, and Alcentra Capital Corporation, a Maryland corporation, as Agent (as amended, restated, modified or supplemented from time to time, the “Loan Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Loan Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Loan Agreement. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations law).

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Loan Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

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In Witness Whereof, the Borrower has caused this Note to be duly executed and delivered on the date set forth above by the duly authorized representative of the Borrower.

Limbach Facility Services LLC

By	/s/ John T. Jordan Jr.
	Name	John T. Jordan Jr.
	Title	Executive Vice President, Chief Financial Officer and Treasurer

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